                                                                   EXHIBIT 99.1

                             SOUTHWEST AIRLINES CO.
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                           December 31,
                                                                1994                          1993
- ----------------------------------------------------------------------------------------------------
ASSETS
Current assets:
    Cash and cash equivalents . . . . . . . . . . .        $   174,538                   $   295,571
    Accounts receivable . . . . . . . . . . . . . .             75,692                        70,484
    Inventories of parts and supplies,
     at cost  . . . . . . . . . . . . . . . . . . .             37,565                        31,707
    Deferred income taxes (Note 11) . . . . . . . .              9,822                        10,475
    Prepaid expenses and other current
     assets . . . . . . . . . . . . . . . . . . . .             17,281                        23,787
                                                           -----------                   -----------
       Total current assets . . . . . . . . . . . .            314,898                       432,024

Property and equipment,
    at cost (Notes 3, 4, 6, and 7):
    Flight equipment  . . . . . . . . . . . . . . .          2,564,551                     2,257,809
    Ground property and equipment . . . . . . . . .            384,501                       329,605
    Deposits on flight equipment
     purchase contracts   . . . . . . . . . . . . .            393,749                       242,230
                                                           -----------                   -----------
                                                             3,342,801                     2,829,644
    Less allowance for depreciation . . . . . . . .            837,838                       688,280
                                                           -----------                   -----------
                                                             2,504,963                     2,141,364
Other assets  . . . . . . . . . . . . . . . . . . .              3,210                         2,649
                                                           -----------                   -----------
                                                           $ 2,823,071                   $ 2,576,037
                                                           ===========                   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable  . . . . . . . . . . . . . . .        $   117,599                   $    94,040
    Accrued liabilities (Note 5)  . . . . . . . . .            288,979                       265,333
    Air traffic liability . . . . . . . . . . . . .            106,139                        96,146
    Income taxes payable  . . . . . . . . . . . . .                  -                         7,025
    Current maturities of long-term
     debt . . . . . . . . . . . . . . . . . . . . .              9,553                        16,068
                                                           -----------                   -----------
        Total current liabilities   . . . . . . . .            522,270                       478,612
Long-term debt less current
 maturities (Note 6)  . . . . . . . . . . . . . . .            583,071                       639,136
Deferred income taxes (Note 11)   . . . . . . . . .            232,850                       183,616
Deferred gains from sale and
 leaseback of aircraft  . . . . . . . . . . . . . .            217,677                       199,362
Other deferred liabilities  . . . . . . . . . . . .             28,497                        21,292
Commitments and contingencies
  (Notes 4, 7, and 11)

Stockholders' equity (Notes 8 and 9):
    Common stock, $1.00 par value:
     500,000,000 shares authorized;
     143,255,795 shares issued and
     outstanding in 1994 and
     142,756,308 shares in 1993 . . . . . . . . . .            143,256                       142,756
    Capital in excess of par value  . . . . . . . .            151,746                       141,168
    Retained earnings . . . . . . . . . . . . . . .            943,704                       770,095
                                                           -----------                   -----------
       Total stockholders' equity   . . . . . . . .          1,238,706                     1,054,019
                                                           -----------                   -----------
                                                           $ 2,823,071                   $ 2,576,037
                                                           ===========                   ===========

SEE ACCOMPANYING NOTES.

                             SOUTHWEST AIRLINES CO.
CONSOLIDATED STATEMENT OF INCOME
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     Years ended December 31,
                                                              1994            1993           1992
- ----------------------------------------------------------------------------------------------------
OPERATING REVENUES:
    Passenger . . . . . . . . . . . . . . . . . . .         $2,497,765     $2,216,342     $1,623,828
    Freight . . . . . . . . . . . . . . . . . . . .             54,419         42,897         33,088
    Charter and other (Note 2)  . . . . . . . . . .             39,749         37,434        146,063
                                                            ----------     ----------     ----------
       Total operating revenues . . . . . . . . . .          2,591,933      2,296,673      1,802,979

OPERATING EXPENSES:
    Salaries, wages, and
     benefits (Note 10) . . . . . . . . . . . . . .            756,023        641,747        512,983
    Fuel and oil  . . . . . . . . . . . . . . . . .            319,552        304,424        257,481
    Maintenance materials and  repairs  . . . . . .            190,308        163,395        122,561
    Agency commissions  . . . . . . . . . . . . . .            151,247        144,941        113,504
    Aircraft rentals  . . . . . . . . . . . . . . .            132,992        107,885         77,472
    Landing fees and other rentals  . . . . . . . .            148,107        129,222        105,929
    Depreciation  . . . . . . . . . . . . . . . . .            139,045        119,338        101,976
    Other operating expenses  . . . . . . . . . . .            437,950        382,945        317,269
    Merger expenses (Note 2)  . . . . . . . . . . .                  -         10,803              -
                                                            ----------     ----------     ----------
        Total operating expenses  . . . . . . . . .          2,275,224      2,004,700      1,609,175
                                                            ----------     ----------     ----------
OPERATING INCOME  . . . . . . . . . . . . . . . . .            316,709        291,973        193,804
OTHER EXPENSES (INCOME):
    Interest expense  . . . . . . . . . . . . . . .             53,368         58,460         59,084
    Capitalized interest  . . . . . . . . . . . . .            (26,323)       (17,770)       (15,350)
    Interest income . . . . . . . . . . . . . . . .             (9,166)       (11,093)       (10,672)
    Nonoperating losses(gains), net . . . . . . . .               (693)         2,739          3,299
                                                            ----------     ----------     ----------
       Total other expenses . . . . . . . . . . . .             17,186         32,336         36,361
                                                            ----------     ----------     ----------
INCOME BEFORE INCOME TAXES AND
    CUMULATIVE EFFECT OF ACCOUNTING CHANGES . . . .            299,523        259,637        157,443
PROVISION FOR INCOMES TAXES (NOTE 11) . . . . . . .            120,192        105,353         55,816
                                                            ----------     ----------     ----------
INCOME BEFORE CUMULATIVE
 EFFECT OF ACCOUNTING CHANGES . . . . . . . . . . .            179,331        154,284        101,627

CUMULATIVE EFFECT OF
    ACCOUNTING CHANGES (NOTE 3) . . . . . . . . . .                  -         15,259         12,538
                                                            ----------     ----------     ----------
NET INCOME  . . . . . . . . . . . . . . . . . . . .         $  179,331     $  169,543     $  114,165
                                                            ==========     ==========     ==========

PER SHARE AMOUNTS (NOTES 3, 8, AND 12):
    Income before cumulative effect of accounting
     changes  . . . . . . . . . . . . . . . . . . .         $     1.22     $     1.05     $      .71
    Cumulative effect of accounting changes . . . .                  -            .10            .09
                                                            ----------     ----------     ----------
    Net income  . . . . . . . . . . . . . . . . . .         $     1.22     $     1.15     $      .80
                                                            ==========     ==========     ==========

SEE ACCOMPANYING NOTES.

                             SOUTHWEST AIRLINES CO.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                       Capital
                                                                      in excess
                                                          Common         of       Retained     Treasury
                                                           stock      par value   earnings       stock           Total
- ------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1991  . . . . . . . . . .        $45,265      $79,240    $515,885      $(4,597)         $635,793
    Public common stock offering (Note 8) . . . .          2,328       82,094           -        2,524            86,946
    Conversion of debentures (Note 6) . . . . . .          1,371       34,678           -            -            36,049
    Two-for-one stock split (Note 8)  . . . . . .         46,180      (46,180)          -            -                -
    Sale (retirement) of treasury stock,
      pooled company  . . . . . . . . . . . . . .           (307)          60           -        1,434            1,187
    Issuance of common and treasury stock upon
     exercise of executive stock options and
     pursuant to Employee stock option and
     purchase plans and related tax
     benefit (Note 9) . . . . . . . . . . . . . .            156        3,359           -          553             4,068
    Sale of preferred stock, pooled company . . .          1,054       13,584           -            -            14,638
    Cash dividends, $.03533 per share . . . . . .              -            -      (4,890)           -            (4,890)
    Cash distributions of pooled company (Note 2)              -            -      (5,388)           -            (5,388)
    Reclassification of retained earnings,
      pooled company (Note 2) . . . . . . . . . .              -       13,844     (13,844)           -                 -
    Reinstatement of deferred taxes, pooled
     company (Note 2) . . . . . . . . . . . . . .              -       (3,032)          -            -            (3,032)
    Net income - 1992 . . . . . . . . . . . . . .              -            -     114,165            -           114,165
                                                         -------      -------     -------       ------         ---------
Balance at December 31, 1992  . . . . . . . . . .         96,047      177,647     605,928          (86)          879,536

    Three-for-two stock split (Note 8)  . . . . .         46,325      (46,325)          -            -                 -
    Issuance of common and treasury stock upon
     exercise of executive stock options and
     pursuant to Employee stock option and
     purchase plans and related tax
     benefit (Note 9) . . . . . . . . . . . . . .            384        9,846           -           86            10,316
    Cash dividends, $.03867 per share . . . . . .              -            -      (5,376)           -            (5,376)
    Net income - 1993 . . . . . . . . . . . . . .              -            -     169,543            -           169,543
                                                         -------      -------     -------       ------         ---------
Balance at December 31,1993 . . . . . . . . . . .        142,756      141,168     770,095            -         1,054,019

    Issuance of common stock upon exercise of
     executive stock options and pursuant to Employee
     stock option and purchase plans and related
     tax benefit (Note 9) . . . . . . . . . . . .            500       10,578           -            -            11,078
    Cash dividends, $.04000 per share   . . . . .              -            -      (5,722)           -            (5,722)
    Net income - 1994 . . . . . . . . . . . . . .              -            -     179,331            -           179,331
                                                        --------     --------    --------       ------        ----------
Balance at December 31,1994 . . . . . . . . . . .       $143,256     $151,746    $943,704       $    -        $1,238,706
                                                        ========     ========    ========       ======        ==========


SEE ACCOMPANYING NOTES.

                             SOUTHWEST AIRLINES CO.
CONSOLIDATED STATEMENT OF CASH FLOWS
(IN THOUSANDS)

                                                                         YEARS ENDED DECEMBER 31,
                                                                       1994        1993         1992
- ------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income    . . . . . . . . . . . . . . . . . . . . . .        $179,331    $169,543     $114,165
    Cumulative effect of accounting changes (Note 3)  . . . .               -     (15,259)     (12,538)
                                                                     --------    --------      -------
    Income before cumulative effect of accounting changes . .         179,331     154,284      101,627
    Adjustments to reconcile net income to cash provided by
     operating activities:
        Depreciation  . . . . . . . . . . . . . . . . . . . .         139,045     119,338      101,976
        Deferred income taxes . . . . . . . . . . . . . . . .          49,887      53,200       21,260
        Amortization of deferred gains on sale and
         leaseback of aircraft  . . . . . . . . . . . . . . .         (30,341)    (32,509)     (32,719)
        Amortization of scheduled airframe overhauls  . . . .          14,216      11,630        6,930
        Changes in certain assets and liabilities:
            Increase in accounts receivable . . . . . . . . .          (5,208)    (14,253)      (7,440)
            Decrease (increase) in other current assets . . .             648      (9,641)     (12,000)
            Increase in accounts payable and accrued
             liabilities  . . . . . . . . . . . . . . . . . .          52,679      67,585       65,706
            Increase in air traffic liability . . . . . . . .           9,993      30,212       18,602
            Increase (decrease) in other current liabilities           (4,690)      2,393       12,179
            Other . . . . . . . . . . . . . . . . . . . . . .           7,106      10,440        5,978
                                                                     --------    --------      -------
             Net cash provided by operating activities  . . .         412,666     392,679      282,099

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment . . . . . . . . . . .        (788,649)   (524,169)    (432,528)
                                                                     --------    --------      -------
    Net cash used in investing activities . . . . . . . . . .        (788,649)   (524,169)    (432,528)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of long-term debt  . . . . . . . . . . . . . . .               -      17,810      113,827
    Proceeds from public common stock offering(Note 8)  . . .               -           -       86,946
    Proceeds from aircraft sale and leaseback transactions  .         315,000      90,000      120,000
    Proceeds from sale of preferred stock, pooled company . .               -           -       14,638
    Payment of long-term debt and capital lease obligations .         (63,071)   (120,098)     (10,358)
    Payment of cash dividends . . . . . . . . . . . . . . . .          (5,722)     (5,376)      (4,890)
    Cash distributions of pooled company (Note 2) . . . . . .               -           -       (5,389)
    Proceeds from Employee stock plans  . . . . . . . . . . .           8,743       6,743        3,517
    Other         . . . . . . . . . . . . . . . . . . . . . .               -          (7)         803
                                                                     --------    --------      -------
        Net cash provided by (used in) financing activities .         254,950     (10,928)     319,094
                                                                     --------    --------      -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  . . . .        (121,033)   (142,418)     168,665
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD  . . . . . .         295,571     437,989      269,324
                                                                     --------    --------     --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD  . . . . . . . . .        $174,538    $295,571     $437,989
                                                                     ========    ========     ========
CASH PAYMENTS FOR:
    Interest, net of amount capitalized . . . . . . . . . . .         $26,598     $43,161      $39,936
    Income taxes  . . . . . . . . . . . . . . . . . . . . . .          80,461      45,292       27,728


SEE ACCOMPANYING NOTES.

SOUTHWEST AIRLINES CO.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1994.

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation     The consolidated financial statements include the
accounts of Southwest Airlines Co. (Southwest) and its wholly owned subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated. Certain prior year amounts have been reclassified for comparison purposes.

Cash and cash equivalents         Cash equivalents consist of investment grade
commercial paper issued by major financial institutions that are highly liquid and have original maturity dates of three months or less. Cash and cash equivalents are carried at cost, which approximates market value.

Inventories      Inventories of flight equipment expendable parts, materials, and supplies are carried at average cost. These items are charged to expense when issued for use.

Property and equipment    Depreciation is provided by the straight-line method
to residual values over periods ranging from 15 to 20 years for flight equipment (see Note 3) and 3 to 30 years for ground property and equipment. Property under capital leases and related obligations are recorded at an amount equal to the present value of future minimum lease payments computed on the basis of the lessee's incremental borrowing rate or, when known, the interest rate implicit in the lease. Amortization of property under capital leases is on a straight-line basis over the lease term and is included in depreciation expense.

Aircraft and engine maintenance   The cost of engine overhauls and routine
maintenance costs for aircraft and engine maintenance are charged to maintenance expense as incurred. Scheduled airframe overhaul costs are capitalized at amounts not to exceed the fair market value of the related aircraft and amortized over the estimated periods benefited, presently 8 years. Modifications that significantly enhance the operating performance or extend the useful lives of aircraft or engines are capitalized and amortized over the remaining life of the asset.

Revenue recognition       Passenger revenue is recognized when the
transportation is provided. Tickets sold but not yet used are included in "Air traffic liability."

Frequent flyer awards     The Company accrues the estimated incremental cost of
providing free travel awards earned under its Company Club Frequent Flyer program.

Advertising      The Company expenses the production costs of advertising as incurred. Advertising expense for the years ended December 31, 1994, 1993 and 1992 was $79,475,000, $55,344,000, and $42,068,000, respectively.

2. ACQUISITION

On December 31, 1993, Southwest exchanged 3,574,656 newly issued shares of its common stock for all of the outstanding stock of Morris Air Corporation (Morris), a low-fare commercial/charter air carrier based in Salt Lake City. The acquisition was accounted for as a pooling of interests and, accordingly, the Company's consolidated financial statements were restated to include the accounts and operations of Morris for all periods prior to the acquisition.

Prior to 1993, Morris was treated as an S-Corporation for federal and state income tax purposes under applicable provisions of the Internal Revenue Code and various state tax laws. Therefore, no provision for income taxes was made prior to 1993. Morris made regular cash distributions to its shareholders sufficient to meet their tax liabilities. Upon termination of S-Corporation status on December 31, 1992, the undistributed S-Corporation retained earnings were reclassified to capital in excess of par value. Additionally, Morris established $3,032,000 of deferred income taxes for the cumulative differences in the timing of reporting certain items for financial statement and income tax purposes. These deferred taxes related primarily to depreciation. The establishment of deferred taxes was offset by a reduction of capital in excess of par value.

Merger expenses of $10,803,000 relating to the merger of Southwest and Morris have been included in 1993 operating expenses as required for financial reporting purposes; however, these expenses have been separately reported as "merger expenses" to reflect the impact of the nonrecurring expenses on operating results. Included in these one-time costs resulting from the merger were $1,900,000 of various professional fees; $4,703,000 for disposal of duplicate or incompatible property and equipment; and $4,200,000 for Employee relocation and severance costs related to elimination of duplicate or incompatible operations. During 1994, the integration of Morris into Southwest was substantially completed, including the disposal of incompatible property and equipment and settlement of Employee relocation and severance costs.

3. ACCOUNTING CHANGES

Income Taxes     Effective January 1, 1993, the Company adopted Statement of
Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). As a result of adopting SFAS 109, the Company recorded deferred tax assets of $6,977,000 and reduced deferred tax liabilities by $9,048,000 at January 1, 1993, which resulted in an increase to the Company's 1993 net income of $16,025,000 ($.11 per share) for the cumulative effect of the accounting change.

Postretirement Benefits     Effective January 1, 1993, the Company adopted
Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" (SFAS 106). The cumulative effect of this change in accounting method at January 1, 1993 reduced 1993 net income by $766,000 (net of benefit from income taxes of $469,000) or $.01 per share. The effect of adopting SFAS 106 on 1993 income before cumulative effect of accounting changes was not material.

Scheduled Airframe Overhauls      Prior to January 1, 1992, the Company
expensed scheduled airframe overhaul costs as incurred. This practice was adopted at a time when costs were relatively constant from year to year and consistent with the growth of the fleet.

Given the significant growth of the Company's fleet and the Company's 1991 modification of its airframe overhaul maintenance program with the Federal Aviation Administration (FAA), Southwest changed its method of accounting for scheduled airframe overhauls costs from the direct expense method to that of capitalizing and amortizing the costs over the periods benefited. The Company believes this method is preferable because it results in charges to expense that are consistent with the growth in the fleet; improves financial reporting; and better matches revenues and expenses.

For the year ended December 31, 1992, the Company recognized approximately $6,900,000 in amortization of airframe overhaul expense. Had the direct expense method been used to provide for scheduled airframe overhaul costs during the year ended December 31, 1992, income before cumulative effect of accounting change would have been reduced by approximately $9,800,000 (net of provision for income taxes and profitsharing of approximately $8,800,000), or approximately $.07 per share.

This change in accounting principle had the effect of a one-time adjustment increasing net income for the year ended December 31, 1992 by approximately $12,538,000 (net of provision for income taxes and profitsharing of approximately $11,500,000).

Change in Accounting Estimate     Effective January 1, 1992, the Company
revised the estimated useful lives of its 737-200 aircraft from 15 years to 15-19 years. This change was the result of the Company's assessment of the remaining useful lives of its 737-200 aircraft following the recent promulgation of rules by the FAA for the phase out of Stage 2 aircraft by December 31, 1999. The effect of this change was to reduce depreciation expense approximately $3,680,000, or $.03 per share, for the year ended December 31, 1992.

4. COMMITMENTS

The Company's contractual purchase commitments consist primarily of scheduled aircraft acquisitions. Twenty-five 737-300 aircraft are scheduled for delivery in 1995, 18 in 1996, and ten in 1997. Four 737-700s are scheduled for delivery in 1997, 16 in 1998, 16 in 1999, 15 in 2000, and 12 in 2001. In addition, the
Company has options to purchase up to eleven 737-300s in 1997 and up to sixty-three 737-700s during 1998-2004. The Company has the option, which must be exercised two years prior to the contractual delivery date, to substitute 737-400s or 737-500s for the 737-300s to be delivered during 1997 and 737-600S or 737-800S for the 737-700s delivered subsequent to 1999. Aggregate funding needed for these commitments was approximately $3,042.7 million, subject to adjustments for inflation, due as follows: $602.6 million in 1995, $489.5 million in 1996, $447.8 million in 1997, $445.4 million in 1998, $452.9 million in 1999, $366.0 million in 2000, and $238.5 million in 2001. In addition, the Company has an agreement in principle to lease two used 737-300 aircraft in 1995.

The Company uses jet fuel fixed price swap arrangements to hedge its exposure to price fluctuations on approximately 5 percent of its annual fuel requirements. As of December 31, 1994, the Company had jet fuel swap agreements with broker-dealers to exchange monthly payments on notional quantities amounting to 2,100,000 gallons per month, over the ensuing three months. Under the swap agreements, the Company pays or receives the difference between the daily average jet fuel price and a fixed price of approximately $.518 per gallon. Gains and losses on such transactions are recorded as adjustments to fuel expense and have been insignificant. Although the agreements expose the Company to credit loss in the event of nonperformance by the other parties to the agreements, the Company does not anticipate such nonperformance.

5. ACCRUED LIABILITIES
(in thousands)

                                                                          1994                         1993
- --------------------------------------------------------------------------------------------------------------
 Aircraft rentals                                                         $ 67,407                    $ 55,459
 Profitsharing and savings plans (Note 10)                                  53,512                      45,691
 Aircraft maintenance costs                                                 37,330                      37,853
 Vacation pay                                                               31,801                      26,781
 Taxes, other than income                                                   25,001                      19,183
 Interest                                                                   20,270                      21,311
 Merger expenses                                                                -                        8,527
 Other                                                                      53,658                      50,528
                                                                         ---------                   ---------
                                                                         $ 288,979                   $ 265,333
                                                                         =========                   =========

6. LONG-TERM DEBT
(in thousands)


                                                                             1994                       1993
- -------------------------------------------------------------------------------------------------------------
 9 1/4% Notes due 1998                                                   $100,000                     100,000
 9.4% Notes due 2001                                                      100,000                     100,000
 8 3/4% Notes due 2003                                                    100,000                     100,000
 7 7/8% Notes due 2007                                                    100,000                     100,000
 Capital leases (Note 7)                                                  195,756                     204,904
 Secured notes payable to
  financial institutions, repaid in 1994                                        -                      53,950
 Industrial Revenue Bonds,
  repaid in 1994                                                                -                         375
 Other                                                                        435                          13
                                                                       ----------                   ---------
                                                                          596,191                     659,242
 Less current maturities                                                    9,553                      16,068
 Less debt discount                                                         3,567                       4,038
                                                                       ----------                   ---------
                                                                       $  583,071                   $ 639,136
                                                                       ==========                   =========

On March 1, 1993, the Company redeemed the $100 million in senior unsecured 9% Notes due March 1, 1996 issued in March 1986. The Notes were redeemed at par plus accrued interest.

On September 9, 1992, Southwest issued $100 million of senior unsecured 7 7/8% Notes due September 1, 2007. Interest is payable semi-annually on March 1 and September 1. The Notes are not redeemable prior to maturity.

During 1991, the Company issued $100 million of senior unsecured 9 1/4% Notes, $100 million of senior unsecured 9.4% Notes, and $100 million of senior unsecured 8 3/4% Notes due February 15, 1998, July 1, 2001, and October 15,2003, respectively. Interest on the Notes is payable semi-annually. The Notes are not redeemable by the Company prior to maturity.

The fair values, based on quoted market prices, of these Notes at December 31, 1994, were as follows (in thousands):

 9 1/4% Notes due 1998                                     $102,000
 9.4% Notes due 2001                                        103,820
 8 3/4% Notes due 2003                                      100,670
 7 7/8% Notes due 2007                                       93,070

In 1992, certain Convertible Subordinated Debentures issued by Southwest Airlines Eurofinance N.V. were redeemed. The principal amount of $35,000,000 was converted into 1,370,902 shares (unadjusted for the 1993 and 1992 stock splits) of Southwest's common stock at the conversion price of $25.53 per share. The conversion was primarily a noncash transaction and, therefore, was excluded from the Statement of Cash Flows.

In addition to the credit facilities described above, Southwest has an unsecured Bank Credit Agreement with a group of domestic banks that permits Southwest to borrow through December 14, 1996 on a revolving credit basis up to $300 million. Interest rates on borrowings under the Credit Agreement can be, at the option of Southwest, the agent bank's prime rate, .30% over LIBOR, or .50% over domestic certificate of deposit rates. The commitment fee is 0.1875% per annum. There were no outstanding borrowings under this agreement at December 31, 1994, 1993, or 1992.

7. LEASES

Total rental expense for operating leases charged to operations in 1994, 1993, and 1992 was $198,987,000, $167,303,000, and $125,835,000, respectively. The majority of the Company's terminal operations space, as well as 89 aircraft, were under operating leases. The amounts applicable to capital leases included in property and equipment were (in thousands):


                                                                         1994                       1993
- -------------------------------------------------------------------------------------------------------------
 Flight equipment                                                         $233,324                   $232,853
 Less accumulated amortization                                              88,656                     74,234
                                                                          --------                   --------
                                                                          $144,668                   $158,619
                                                                          ========                   ========

Future minimum lease payments under capital leases and noncancelable operating leases, with initial or remaining terms in excess of one year, at December 31, 1994, were (in thousands):

                                                                         Capital                  Operating
                                                                          leases                    leases
- -------------------------------------------------------------------------------------------------------------
  1995                                                                    $ 26,282               $    176,439
  1996                                                                      28,897                    178,253
  1997                                                                      26,843                    168,132
  1998                                                                      32,903                    148,017
  1999                                                                      20,999                    137,845
 After 1999                                                                191,096                  1,559,478
                                                                         ---------               ------------
 Total minimum lease payments                                              327,020               $  2,368,161
 Less amount representing                                                                        ============
  interest                                                                 131,264
                                                                         ---------
 Present value of minimum
  lease payments                                                           195,756
 Less current portion                                                        9,542
                                                                         ---------
 Long-term portion                                                       $ 186,214
                                                                         =========

The aircraft leases can generally be renewed at rates, based on fair market value at the end of the lease term, for one to five years. Most aircraft leases have purchase options at or near the end of the lease term at fair market value, but generally not to exceed a stated percentage of the defined lessor's cost of the aircraft.

8. COMMON STOCK

At December 31, 1994, the Company had common stock reserved for issuance pursuant to Employee stock benefit plans (12,009,293 shares) and upon exercise of rights pursuant to the Common Stock Rights Agreement (Agreement), as amended (155,265,088 shares).

Pursuant to the Agreement, each outstanding share of the Company's common stock is accompanied by one common share purchase right (Right). Each Right entitles its holder to purchase one share of common stock at an exercise price of $16.67 and is exercisable only in the event of a proposed takeover, as defined by the Agreement. The Company may redeem the Rights at $.0111 per Right prior to the time that 20 percent of the common stock has been acquired by a person or group. If the Company is acquired or if certain self- dealing transactions occur, as defined in the Agreement, each Right will entitle its holder to purchase for $16.67 that number of the acquiring company's or the Company's common shares, as provided in the Agreement, having a market value of two times the exercise price of the Right. The Rights will expire no later than July 30, 1996.

On May 19, 1993, the Company's Board of Directors declared a three-for-two stock split, distributing 46,325,147 shares on July 15, 1993. On May 20, 1992, the Company's Board of Directors declared a two-for-one stock split, distributing 46,180,531 shares on July 15, 1992.

In February 1992, the Company sold 2,500,000 shares (unadjusted for the subsequent 1993 and 1992 stock splits) of its common stock (2,327,892 new shares and 172,108 shares from treasury) in a public offering. Net proceeds from the sale of approximately $86,946,000 were added to the working capital of the Company for general corporate purposes, including the acquisition of aircraft and related equipment.

9. STOCK PLANS

In May 1991, the Company's stockholders approved the Incentive Stock Option Plan and the Non-Qualified Stock Option Plan. Under the Incentive Stock Option Plan, options to purchase a maximum of 9,000,000 shares of Southwest Common Stock may be granted to key Employees. Under the Non-Qualified Stock Option Plan, options to purchase up to 750,000 shares of Southwest Common Stock may be granted to key Employees and non-employee directors. Under each plan, the option price per share may not be less than the fair market value of a share on the date the option is granted and the maximum term of an option may not exceed 10 years.

Information regarding the stock option plans is summarized below:


                                                                        Incentive               Non-Qualified
                                                                          Plan                      Plan
                                                                      -------------            --------------
 Outstanding December 31, 1991...                                        3,948,957                    282,825
 Granted.........................                                          430,974                     97,950
 Exercised.......................                                        (251,817)                    (4,350)
 Surrendered.....................                                        (111,210)                    (1,800)
                                                                        ----------                 ----------
 Outstanding December 31, 1992...                                        4,016,904                    374,625
 Granted.........................                                          724,646                     22,512
 Exercised.......................                                       *(198,285)                 **(94,810)
 Surrendered.....................                                        (230,978)                    (1,050)
                                                                        ----------                 ----------
 Outstanding December 31, 1993...                                        4,312,287                    301,277
 Granted.........................                                          794,714                     63,918
 Exercised.......................                                        (190,159)                    (9,940)
 Surrendered.....................                                        (104,880)                          -
                                                                        ----------                 ----------
 Outstanding December 31, 1994...                                        4,811,962                    355,255
                                                                        ==========                 ==========
 Exercisable.....................
  1994...........................                                          572,244                    163,936
  1993...........................                                          314,322                    108,509
  1992...........................                                          198,474                    142,575

Available for granting in
  future periods:
  1994...........................                                        3,447,694                    279,165
  1993...........................                                        4,137,528                    343,083
  1992...........................                                        4,631,196                    364,545

 Average price of exercised
  options:
  1994...........................                                            $8.23                      $7.85
  1993...........................                                            $7.14                      $7.37
  1992...........................                                            $6.10                     $11.36


 * Includes 108,113 pre-split shares and 36,115 post-split shares, of which 5,476 pre-split shares and 72 post-split shares were issued from treasury.
**       Includes 12,740 pre-split shares and 75,700 post-split shares.

The exercise price of outstanding options ranged from $6.02 to $37.44 in 1994, $6.02 to $19.71 in 1993, and $6.02 to $12.06 in 1992.

In 1991, the Company's stockholders also approved the Employee Stock Purchase Plan that provides for the sale of common stock to Employees of the Company at a price equal to 90% of the market value at the end of each purchase period. Common stock purchases are paid for through periodic payroll deductions. Participants under the plan received 290,054 shares in 1994, 182,459 shares (59,442 pre-split shares and 93,296 post-split shares) in 1993 and 166,436 shares in 1992 at average prices of $24.98, $25.25, and $12.89, respectively.

At December 31, 1994, 1993, and 1992, 1,489,753, 1,504,752, and 1,512,252
options to purchase the Company's common stock were also outstanding related to employment contracts with the Company's president and chief executive officer. Exercise prices range from $1.00 to $11.33 per share. Options for 15,000 shares, 7,500 shares (5,000 pre-split shares, of which 968 shares were issued from treasury), and 22,500 shares were exercised in 1994, 1993, and 1992, respectively.

Effective January 12, 1995, the Company adopted, pursuant to a collective bargaining agreement between the Company and the Southwest Airlines Pilots' Association (SWAPA), the 1995 SWAPA Non-Qualified Stock Option Plan (SWAPA
Plan). Under the terms of the SWAPA Plan, 18,000,000 common shares have been reserved for issuance. An initial grant of approximately 14.5 million shares was made on the effective date at an option price of $20.00 per share. On September 1 of each year of the agreement, commencing September 1, 1996, additional options will be granted to pilots that became eligible during that year at an option price equal to the fair market value of the common stock of the Company on the date of grant plus 5 percent. Options vest in ten annual increments of 10 percent and must be exercised prior to January 31, 2007, or within a specified time upon retirement or termination. In the event that SWAPA exercises its option to make the collective bargaining agreement amendable on or before September 1, 1999, any unexercised options will be canceled on December 1, 1999.

10. EMPLOYEE PROFITSHARING AND SAVINGS PLANS

Substantially all of Southwest's Employees are members of the Southwest Airlines Co. Profitsharing Plan (the Plan). Total profitsharing expense charged to operations in 1994, 1993, and 1992 was $52,782,000, $44,959,000, and
$26,363,000, respectively. The Company also elected to contribute $3,605,000 in 1992 as a result of an accounting change (see Note 3).

The Company sponsors Employee savings plans under Section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time Employees. The amount of matching contributions varies by Employee group. Company contributions generally vest over five years with credit for prior years' service granted. Company matching contributions expensed in 1994, 1993, and 1992 were $19,817,000, $13,986,000, and $11,611,000, respectively.

11. INCOME TAXES

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method as required by SFAS 109 (see Note 3).

Under SFAS 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of deferred tax assets and liabilities at December 31, 1994 and 1993, are as follows (in thousands):


                                                                             1994            1993
                                                                           --------        --------
Deferred tax liabilities:

   Accelerated depreciation   . . . . . . . . . . . . . . . . .            $343,585         299,195
   Scheduled airframe overhauls   . . . . . . . . . . . . . . .              23,966          21,512
   Other        . . . . . . . . . . . . . . . . . . . . . . . .              55,953          45,734
                                                                           --------         -------
            Total deferred tax liabilities  . . . . . . . . . .             423,504         366,441
Deferred tax assets:

   Deferred gains from sale and
    leaseback of aircraft . . . . . . . . . . . . . . . . . . .              95,602          87,358
   Capital and operating leases . . . . . . . . . . . . . . . .              38,240          33,637
   Alternative minimum tax credit carry forward . . . . . . . .              22,778          32,122
   Other        . . . . . . . . . . . . . . . . . . . . . . . .              43,856          40,183
                                                                           --------         -------
           Total deferred tax assets  . . . . . . . . . . . . .             200,476         193,300
                                                                           --------         -------
            Net deferred tax liability  . . . . . . . . . . . .            $223,028         173,141
                                                                           ========         =======

In August 1993, the Revenue Reconciliation Act of 1993 (the "1993 Act") was enacted, which contains numerous provision changes including an increase in the federal corporate income tax rate from 34 percent to 35 percent effective January 1, 1993. As a result, the Company recognized approximately $4.0 million of additional expense related to deferred tax liabilities existing on January 1, 1993.

The provision for income taxes before the cumulative effect of accounting changes is comprised of the following (in thousands):

                                                                Liability                            Deferred
                                                                 Method                               Method
                                                    ---------------------------------------------------------
                                                      1994                   1993                        1992
- -------------------------------------------------------------------------------------------------------------
 Current:
   Federal                                          $ 59,603                 $ 46,744                 $30,586
   State                                              10,702                    5,409                   3,970
                                                    --------                 --------                 -------
   Total current                                      70,305                   52,153                  34,556

 Deferred:
   Federal                                            46,470                   48,524                  18,144
   State                                               3,417                    4,676                   3,116
                                                    --------                 --------                 -------
   Total deferred                                     49,887                   53,200                  21,260
                                                    --------                 --------                 -------
                                                    $120,192                 $105,353                 $55,816
                                                    ========                 ========                 =======

The components of the provision for deferred income taxes as reported under the previous method of accounting for the year ended December 31, 1992, were as follows (in thousands):

                                                                                                      1992
- -------------------------------------------------------------------------------------------------------------
 Depreciation                                                                                         $27,947
  Deferred gains on
  sale\leasebacks                                                                                     (4,275)
  Scheduled airframe
  overhauls                                                                                             6,336
  Vacation pay                                                                                        (1,220)
 Alternative minimum
  tax                                                                                                (10,645)
 Other, net                                                                                             3,117
                                                                                                     --------
                                                                                                     $ 21,260
                                                                                                     ========

In January 1994, Southwest received an examination report from the Internal Revenue Service proposing certain adjustments to Southwest's income tax returns for 1987 and 1988. The adjustments relate to certain types of aircraft financings consummated by Southwest, as well as other members of the aviation industry during that time period. Southwest intends to vigorously protest the adjustments proposed with which it does not agree.

The industry's difference with the IRS involves complex issues of law and fact that are likely to take a substantial period of time to resolve. Management believes that final resolution of such protest will not have a materially adverse effect upon the results of operations of Southwest.

The effective tax rate on income before cumulative effect of accounting changes differed from the federal income tax statutory rate for the following reasons:

                                                               Liability                            Deferred
                                                                 Method                              Method
                                                      ----------------------------------          -----------
                                                         1994                  1993                   1992
- -------------------------------------------------------------------------------------------------------------
 Tax at statutory U.S. tax rates                      $104,833                $90,873                 $53,531
 Less amount associated
  with S-Corporation
  earnings of Morris
  (Note 2)                                                   -                      -                 (3,607)
                                                      --------               --------               ---------
                                                       104,833                 90,873                  49,924
 Nondeductible items                                     1,645                  1,361                   1,131
 State income taxes,
  net of federal benefit                                9,177                  6,632                   5,124
 Effect of increase in U.S. statutory
 rates                                                       -                  3,957                       -
 Other, net                                              4,537                  2,530                   (363)
                                                      --------               --------               ---------
 Total income tax provision                           $120,192               $105,353               $  55,816
                                                      ========               ========               =========

12. NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE

Net income per common and common equivalent share is computed based on the weighted average number of common and common equivalent shares outstanding (147,305,374 in 1994, 147,144,568 in 1993, and 142,945,890 in 1992). Fully
diluted earnings per share have not been presented as the fully dilutive effect of shares issuable upon the exercise of options under the Company's Stock Option Plans, or conversion of Convertible Subordinated Debentures is anti-dilutive or is not material.